SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

DFA Investment Dimensions Group Inc.
Dimensional Investment Group Inc.
The DFA Investment Trust Company
Dimensional Emerging Markets Value Fund Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2009

DFA INVESTMENT DIMENSIONS GROUP INC.
DIMENSIONAL INVESTMENT GROUP INC.
THE DFA INVESTMENT TRUST COMPANY
DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
6300 Bee Cave Road, Building One, Austin, Texas 78746

IMPORTANT INFORMATION REGARDING YOUR
INVESTMENT IN THE DIMENSIONAL FUNDS

Dear Shareholder,

We recently provided proxy materials to shareholders regarding the upcoming Special Joint Meeting of Shareholders of the Dimensional Funds scheduled for June 2, 2009 at 9:00 a.m., Central Time. At this time, the Funds’ records indicate that you have not yet voted on the matters set forth on the proxy agenda. It is extremely important to represent your shares at the meeting no matter what the size of your investment is.

We strongly encourage you to vote your shares today. Voting is easy. You may use any of the options below to ensure that your vote is promptly recorded in time for the Meeting:

1)	Vote by Touchtone. You may cast your vote by calling the toll-free number on the enclosed proxy card.
2)	Vote Through the Internet. You may vote online by logging into the Internet address located on the enclosed proxy card and following the instructions on the website.
3)	Vote by Mail. You may vote by signing, dating and mailing the enclosed proxy card in the prepaid postage return envelope provided.

YOUR PARTICIPATION IS IMPORTANT.
PLEASE VOTE TODAY!

To view the complete proxy materials on line, please go to
www.proxyonline.com/docs/DimensionalFunds.pdf

If you have any questions relating to the Special Joint Meeting of Shareholders, or voting your shares, you may call our proxy specialists toll-free at (866) 721-1618 ext. 112 between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time Monday through Friday. You may also contact this number to request additional proxy materials.

Thank you for your time and consideration.